CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated May 19, 1995 appearing in MicroFrame Inc.'s Annual Report on Form 10-KSB for the year ended March 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
New York, New York
July 30, 1996